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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                January 18, 2002
                                 Date of Report
                        (Date of earliest event reported)




                           NATIONAL HOME CENTERS, INC.
             (Exact name of registrant as specified in its charter)





           Arkansas                        0-21448               71-0403343
 (State or other jurisdiction     (Commission File Number)      (IRS Employer
       of incorporation)                                     Identification No.)





                                Highway 265 North
                           Springdale, Arkansas 72765
          (Address, including Zip Code, of principal executive offices)

                                 (479) 756-1700
              (Registrant's telephone number, including area code)






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Item 1.  Changes in Control of Registrant.

         Not Applicable.


Item 2.  Acquisition or Disposition of Assets.

         Not Applicable.

Item 3.  Bankruptcy or Receivership.

         Not Applicable.


Item 4.  Changes in Registrant's Certifying Accountant.

         Not Applicable.


Item 5.  Other Events.

         On January 18, 2002, National Home Centers, Inc. (the "Company") announced that it had requested that NASDAQ delist its common stock from the NASDAQ Small Cap Market effective at the close of business Friday, January 18, 2002, and the common stock was delisted at such time. A copy of the press release is attached hereto as Exhibit 9.1. The Company requested that its shares be delisted at this time because the company no longer meets the requirements for listing established by NASDAQ, including the number of shares publicly held and the market value of publicly held shares. After consultation with representatives of NASDAQ, the Company determined that it should voluntarily delist its common stock. If the Company did not voluntarily delist its shares, NASDAQ would cause the stock to be delisted without action by National Home Centers.

Item 6.  Resignations of Registrant's Directors.

         Not Applicable.


Item 7.  Financial Statements and Exhibits.

(a)      Exhibits. The following exhibits are filed with this Form 8-K:

         9.1 Press Release dated January 18, 2002 issued by National Home Centers, Inc.


Item 8.  Change in Fiscal Year.

         Not Applicable.

Item 9.  Regulation FD Disclosure.

         Not Applicable.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                       NATIONAL HOME CENTERS, INC.



                                       By: /s/ Dwain A. Newman
                                           -------------------------------------
                                           Dwain A. Newman
                                           Chief Executive Officer and Chairman



DATE:   January 24, 2002


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